Exhibit 10.2


                       ACCOUNTS PAYABLE DEFERRAL AGREEMENT
                       -----------------------------------


Recitals:

a. Pursuant to a Reorganization and Stock Purchase Agreement dated as of October 15, 2002 and effective as of October 24, 2002 (the "Agreement"), Soyo, Inc., a Nevada corporation ("Soyo Nevada"), became a wholly-owned subsidiary of Vermont Witch Hazel Company, a Nevada corporation ("VWHC").

b. Soyo Nevada was previously a wholly-owned subsidiary of Soyo Computer, Inc., a Taiwan company ("Soyo Taiwan").

c. Soyo Nevada is a distributor of computer parts and components provided by Soyo Taiwan.

d. VWHC subsequently changed its name to Soyo Group, Inc. ("Soyo Group").

e.  In  conjunction   with  the  transaction  in  which  Soyo  Nevada  became  a
wholly-owned   subsidiary  of  Soyo  Group,   Soyo  Taiwan  acquired  shares  of
convertible preferred stock of Soyo Group ("Convertible Preferred Stock").

f. Soyo Nevada owed Soyo Taiwan approximately US$20,000,000 on open account as of October 24, 2002 for the purchase of computer parts and components.

g. The parties hereto inadvertently neglected to include in the Agreement a payment deferral on a portion of the amount owed to Soyo Taiwan by Soyo Nevada as of October 24, 2002.


The parties hereto desire to amend the Agreement to include the following provisions:

1. Soyo Taiwan hereby agrees to defer the payment of US$12,000,000 due it by Soyo Nevada.

2. Soyo Taiwan hereby agrees to treat the US$12,000,000 as an unsecured, non-interest bearing, long-term payable, due and payable on December 31, 2005.

3. Soyo Taiwan hereby acknowledges and agrees that it will not be entitled to any additional consideration for the deferral of the US$12,000,000.

4. The parties hereto agree that this Accounts Payable Deferral Agreement shall be deemed effective as of October 24, 2002, upon the execution by all of the parties denoted below.


Additional provisions:

1. The parties hereto agree that this Accounts Payable Deferral Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document. For purposes of execution of this Accounts Payable Deferral Agreement, a document signed and transmitted by facsimile machine or telecopier shall be treated as an original document.


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2. This Accounts Payable  Deferral  Agreement shall be construed and enforced in accordance with the laws of the State of California. The prevailing party in any dispute shall be entitled to reimbursement for reasonable attorney's fees and costs.


Acknowledged and Approved:


Soyo Group, Inc.
(formerly known as
Vermont Witch Hazel Company)


By: /s/Nancy Chu
   -------------------------

Title: CEO
      ----------------------


Soyo, Inc.


By: /s/ Nancy Chu
   -------------------------


Title: CEO
      ----------------------


Soyo Computer, Inc.


By: /s/Andy Chu
   -------------------------


Title: President
      ----------------------









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